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                                                                      EXHIBIT 11

                      CRAY RESEARCH, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED DECEMBER 31
                                                     -------------------------------------------
                                                         1993             1992            1991
                                                     ------------      -----------      --------
PRIMARY EARNINGS (LOSS) PER SHARE
Net earnings (loss)...............................   $ 60,855          $(14,875)        $113,047
  Add -- net earnings effect of interest on 6 1/8%
         convertible subordinated debentures......         --(a)            --(a)          3,845
                                                     ------------      -----------      --------
Net earnings (loss) applicable to common and
 common equivalent shares.........................     60,855          $(14,875)        $116,892
                                                     ------------      -----------      --------
                                                     ------------      -----------      --------
Weighted average number of common shares
 outstanding during the period....................     26,117           26,472            26,293
  Add -- common stock equivalents -- outstanding
         stock options............................          1               21               521
     -- common stock equivalents -- convertible
        debentures................................         --(a)            --(a)          1,346
                                                     ------------      -----------      --------
Weighted average number of common and common
 equivalent shares outstanding, as adjusted.......     26,118           26,493            28,160
                                                     ------------      -----------      --------
                                                     ------------      -----------      --------
Earnings (loss) per common and common equivalent
 share............................................   $   2.33          $  (.56)         $   4.15
                                                     ------------      -----------      --------
                                                     ------------      -----------      --------
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Net earnings (loss) per primary computation
 above............................................   $ 60,855          $(14,875)        $116,892
                                                     ------------      -----------      --------
                                                     ------------      -----------      --------
Weighted average number of common shares
 outstanding, as adjusted per primary computation
 above............................................     26,118           26,493            28,160
  Add -- additional dilutive effect of outstanding
         options..................................         --               --                20
                                                     ------------      -----------      --------
Weighted average number of common and common
 equivalent shares outstanding, as adjusted.......     26,118           26,493            28,180
                                                     ------------      -----------      --------
                                                     ------------      -----------      --------
Earnings (loss) per common and common equivalent
 share assuming full dilution.....................   $   2.33          $  (.56)         $   4.15
                                                     ------------      -----------      --------
                                                     ------------      -----------      --------

- ------------------------
(a) The effect of convertible debentures on the earnings (loss) per share is anti-dilutive and therefore is excluded from the calculation.
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